UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 24, 2012 (October 21, 2012)

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 (this “Amendment”) to our Current Report on Form 8-K originally filed with the Securities and Exchange Commission on October 25, 2012 (the “Original Filing”) solely for the purpose of including certain information relating to the beneficial ownership of our common stock following the transactions described in the Original Filing. This Amendment No. 1 hereby amends the Original Filing and except as set forth herein, no other amendments to the Original Filing are made by this Amendment No. 1.

ITEM 1.01.	Entry into a Material Definitive Agreement

Wellington Management Company, LLP (“Wellington”) will be deemed to beneficially own 9.826% of the Company’s Voting Common Stock upon shareholder approval of the conversion of the Company’s Series A Preferred Stock into shares of Voting Common Stock and the exchange of shares of the Company’s Series T Preferred Stock and Series T-ACB Preferred Stock for shares of Voting Common Stock and Non-Voting Common Stock as a result of the participation in the Private Placement and entry into the Exchange Agreement by several institutional investors advised by Wellington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ Jan H. Hollar
Name: Jan H. Hollar
Title: Chief Financial Officer

Dated: November 8, 2012